Exhibit 99.2 Second Quarter 2020 Earnings Presentation

Important Notice This presentation is prepared for Ares Management Corporation (NYSE: ARES) for the benefit of its public stockholders. This presentation is solely for information purposes in connection with evaluating the business, operations and financial results of Ares Management Corporation (“Ares”) and certain of its affiliates. Any discussion of specific Ares entities is provided solely to demonstrate such entities’ role within the Ares organization and their contribution to the business, operations and financial results of Ares. This presentation may not be referenced, quoted or linked by website, in whole or in part, except as agreed to in writing by Ares. This presentation contains “forward looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to risks and uncertainties. . Forward-looking statements can be identified by the use of forward-looking words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or negative versions of those words, other comparable words or other statements that do not relate to historical or factual matters. Actual outcomes and results could differ materially from those suggested by this presentation due to the impact of many factors beyond the control of Ares, including but not limited to the impact of the COVID-19 pandemic and the pandemic's impact on the U.S. and global economy, as well as those described in the “Risk Factors” section of our filings with the Securities and Exchange Commission (“SEC”). These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in our periodic filings. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date of this presentation. Ares assumes no obligation to update or revise any such forward-looking statements except as required by law. Certain information discussed in this presentation was derived from third party sources and has not been independently verified and, accordingly, Ares makes no representation or warranty in respect of this information, and assumes no responsibility for independent verification of such information. The following slides contain summaries of certain financial and statistical information about Ares. The information contained in this presentation is summary information that is intended to be considered in the context of Ares’ SEC filings and other public announcements that Ares may make, by press release or otherwise, from time to time. Ares undertakes no duty or obligation to publicly update or revise the forward-looking statements or other information contained in this presentation. In addition, this presentation contains information about Ares, its affiliated funds and certain of their respective personnel and affiliates, and their respective historical performance. You should not view information related to the past performance of Ares and its affiliated funds as indicative of future results. Certain information set forth herein includes estimates and targets and involves significant elements of subjective judgment and analysis. No representations are made as to the accuracy of such estimates or targets or that all assumptions relating to such estimates or targets have been considered or stated or that such estimates or targets will be realized. Further, certain performance information, unless otherwise stated, is before giving effect to management fees, carried interest or incentive fees, and other expenses. This presentation does not constitute, and shall not be construed as, an offer to buy or sell, or the solicitation of an offer to buy or sell, any securities, investment funds, vehicles or accounts, investment advice, or any other service by Ares of any of its affiliates or subsidiaries. Nothing in this presentation constitutes the provision of tax, accounting, financial, investment, regulatory, legal or other advice by Ares or its advisors. Management uses certain non-GAAP financial measures, including Assets Under Management, Fee Paying Assets Under Management, Fee Related Earnings and Realized Income to evaluate Ares’ performance and that of its business segments. Management believes that these measures provide investors with a greater understanding of Ares’ business and that investors should review the same supplemental non-GAAP financial measures that management uses to analyze Ares’ performance. The measures described herein represent those non-GAAP measures used by management, in each case, before giving effect to the consolidation of certain funds within its results in accordance with GAAP. These measures should be considered in addition to, and not in lieu of, Ares’ financial statements prepared in accordance with GAAP. The definitions and reconciliations of these measures to the most directly comparable GAAP measures, as well as an explanation of why we use these measures, are included in the Appendix. Amounts and percentages may reflect rounding adjustments and consequently totals may not appear to sum. For the definitions of certain terms used in this presentation, please refer to the "Glossary" slide in the appendix. The statements contained in this presentation are made as of June 30, 2020, unless another time is specified in relation to them, and access to this presentation at any given time shall not give rise to any interpretation that there has been no change in the facts set forth in this presentation since that date. 2

Second Quarter 2020 Highlights

Assets Under Management	• Total Assets Under Management ("AUM") of $158.4 billion • Total Fee Paying AUM ("FPAUM") of $105.5 billion • Available Capital of $39.2 billion • AUM Not Yet Paying Fees available for future deployment of $25.0 billion • Raised $9.1 billion in gross new capital with net inflows[1] of $8.3 billion for the quarter ended June 30, 2020 • Capital deployment of $5.9 billion during the quarter ended June 30, 2020, including $4.7 billion by our drawdown funds
Financial Results	• Q2-20 GAAP net income attributable to Ares Management Corporation of $56.4 million • Q2-20 GAAP basic and diluted earnings per share of Class A common stock of $0.36 and $0.35, respectively • Q2-20 GAAP management fees of $266.9 million[2] • Q2-20 unconsolidated management and other fees of $281.8 million[3] • Q2-20 Fee Related Earnings of $97.0 million • Q2-20 Realized Income of $115.2 million • Q2-20 after-tax Realized Income of $0.39 per share of Class A common stock[4]
Corporate Actions	• Declared quarterly dividend of $0.40 per share of Class A common stock[5] • Declared quarterly dividend of $0.4375 per share of Series A preferred stock[6]
Recent Developments	• On July 1, 2020, Ares completed an acquisition of a controlling interest in SSG Capital Holdings Limited and its operating subsidiaries ("SSG") totaling $6.9 billion of AUM. The transaction consideration was primarily comprised of shares of Ares Class A common stock subject to a multi-year lock-up along with a cash component. In certain circumstances, Ares may acquire up to 100% ownership of SSG pursuant to a contractual arrangement that may be initiated by Ares or the minority equity holders of SSG.

1. Net inflows represents gross capital commitments less redemptions.
2. Includes ARCC Part I Fees of $41.3 million for Q2-20.
3. Unconsolidated management fees includes $11.4 million from Consolidated Funds that are eliminated upon consolidation for GAAP for Q2-20 and excludes management fees attributable to certain joint venture partners. Unconsolidated other fees represents $4.1 million primarily of transaction-based fees earned from Credit Group funds for Q2-20. Unconsolidated other fees excludes administrative fees that are netted against the respective expenses and administrative fees attributable to certain joint venture partners.
4. After-tax Realized Income per share of Class A common stock is net of the preferred share dividend.
5. Payable on September 30, 2020 to shareholders of record as of September 16, 2020.
6. Payable on September 30, 2020 to shareholders of record as of September 15, 2020.

ARES

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#ACACAC #1E3154 Gross New Capital Commitments(1) #225070 #828282 $ in billions Q2 2020 Comments Credit Group ARCC and affiliates $0.7 Additional debt commitments to ARCC and IHAM #D2D2D2 #49749B Alternative Credit 0.9 Additional equity commitments to various funds U.S. Direct Lending 0.5 New and additional equity commitments to various funds European Direct Lending 0.6 Additional debt commitments #679FD1 CLOs 0.5 Closed one new U.S. CLO Other Credit Funds 0.7 New and additional equity commitments to various funds Total Credit Group $3.9 #75B8F4 Private Equity Group New equity commitments bringing total commitments to $3.4 billion for the first close of the Corporate Private Equity $3.3 sixth flagship corporate private equity fund Ares Special Opportunities Fund, L.P. ("ASOF") 1.5 Final equity commitments bringing total commitments to approximately $3.5 billion #A7D1EA Total Private Equity Group $4.8 Real Estate Group #DBE6EF U.S. Equity $0.1 Additional equity commitments U.S. Debt 0.2 Additional equity and debt commitments to various funds European Equity 0.1 New equity commitments Total Real Estate Group $0.4 Total $9.1 1. Represents gross new capital commitments during the period presented, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub- advised accounts. Commitments denominated in currencies other than U.S. dollar are converted at the prevailing quarter-end exchange rate. 4

Assets Under Management

AUM as of June 30, 2020 was $158.4 billion, an increase of 11.5% from prior year[1]

- The increase of $16.3 billion was driven by capital raising primarily across U.S. and European direct lending, syndicated loans, which includes the acquisition of Crestline Denali Capital LLC ("Crestline Denali") in the first quarter, and alternative credit funds in our Credit Group, the first closing for our sixth flagship corporate private equity fund and ASOF in our Private Equity Group, and in funds across all strategies in our Real Estate Group

FPAUM as of June 30, 2020 was $105.5 billion, an increase of 18.0% from prior year

- The increase of $16.1 billion was primarily attributable to deployment of capital in funds across U.S. and European direct lending strategies, new commitments to the syndicated loans strategy, the acquisition of Crestline Denali in the first quarter, and new commitments to the Real Estate equity strategies

AUM


($ in billions)
$142.1
$11.9
$24.7
$105.5
$148.6
$14.1
$22.0
$112.5
$158.4
$14.4
$26.6
$117.4
Q2-19
Q1-20
Q2-20
Credit
Private Equity
Real Estate

FPAUM


($ in billions)
$89.4
$7.4
$17.2
$64.8
$102.0
$9.2
$17.0
$75.8
$105.5
$9.3
$17.5
$78.7
Q2-19
Q1-20
Q2-20
Credit
Private Equity
Real Estate

1. AUM amounts include funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of Ares Capital Corporation ("ARCC") and a registered investment adviser ("IHAM").

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Management Fees by Duration and Fund Type For the quarter ended June 30, 2020: • 77% of management fees were earned from funds with three or more years remaining in duration • 88% of management fees were earned from permanent capital, closed end funds and CLOs Duration Fund Type 1 1% 13% 4% 7 2% 2 3% 7 11% % 8% % 7% 9% 35% 46% 77% 88% 35% 32% 5% 5% 2 3 4 0% % Permanent Capital 10 or more years 7 to 9 years Closed End Funds Permanent Capital CLOs(2) Differentiated Managed Accounts Open End Funds Other 3 to 6 years Fewer than 3 years Managed Accounts(1) Managed Accounts 1. Differentiated managed accounts have been managed by the firm for longer than three years, are investing in illiquid strategies or are co-investments structured to pay management fees. 2. CLOs are a type of closed end fund. 6

AUM and FPAUM by Duration As of June 30, 2020, approximately 68% of AUM and 69% of FPAUM had a duration longer than 3 years • At time of funds' first close, the initial duration was greater than 7 years for approximately 73% of AUM AUM: $158.4 billion FPAUM: $105.5 billion 1 7 2% 2 3% 4% 7 12% 14% 17% % % 18% 14% 11% 6 12% 68% % 9% 69% 9% 11% 33% 33% 2 3 4 0% % Differentiated Permanent Capital 10 or more years 7 to 9 years 3 to 6 years Fewer Than 3 years Managed Accounts(1) Managed Accounts 1. Differentiated managed accounts have been managed by the firm for longer than three years, are investing in illiquid strategies or are co-investments structured to pay management fees. 7

Available Capital and AUM Not Yet Paying Fees Available Capital as of June 30, 2020 was $39.2 billion, an increase of 5.7% from prior year • The increase of $2.1 billion was driven primarily by fundraising in U.S. and European direct lending, alternative credit, and corporate private equity funds, including a first closing of our sixth flagship corporate private equity fund AUM Not Yet Paying Fees as of June 30, 2020 was $27.8 billion, a decrease of 4.5% from prior year • The decrease of $1.3 billion was driven primarily by deployment in the European and U.S. direct lending strategy, offset by new commitments in the Private Equity Group, including a first closing of our sixth flagship corporate private equity fund and final closing of ASOF, and Real Estate Group funds Available Capital AUM Not Yet Paying Fees ($ in billions) ($ in billions) $39.2 $37.1 $29.1 $27.8 $6.2 $1.8 $4.5 $33.2 $2.2 $2.4 $23.1 $5.2 $5.8 $8.7 $2.3 $6.4 $4.8 $2.5 $25.1 $27.4 $24.3 $19.0 $22.6 $18.3 Q2-19 Q1-20 Q2-20 Q2-19 Q1-20 Q2-20 Credit Private Equity Real Estate Credit Private Equity Real Estate 8

AUM Not Yet Paying Fees

As of June 30, 2020, AUM Not Yet Paying Fees of $27.8 billion could generate approximately $278.9 million in potential incremental annual management fees, of which $253.0 million relates to the $25.0 billion of AUM available for future deployment[(1)]

- The $25.0 billion of AUM Not Yet Paying Fees available for future deployment includes approximately $10.8 billion relating to U.S. direct lending funds, $4.4 billion in our European direct lending funds, $3.3 billion in corporate private equity, $2.3 billion in special opportunities and $2.3 billion in alternative credit funds

AUM Not Yet Paying Fees: $27.8 billion

($ in billions)



$0.4
$2.4
$25.0
Capital Available for Future Deployment
Capital Available for Deployment for Follow-on Investments(2)
Funds in or Expected to Be in Wind-down

AUM Not Yet Paying Fees Available for Future Deployment: $25.0 billion

($ in billions)

$25.0 billion of AUM Not Yet Paying Fees was available for future deployment



$1.7
$5.6
$17.7
Credit
Private Equity
Real Estate

1. No assurance can be made that such results will be achieved or capital will be deployed. Assumes the AUM Not Yet Paying Fees as of June 30, 2020 is invested and such fees are paid on an annual basis. Does not reflect any associated reductions in management fees from certain existing funds, some of which may be material. Reference to $278.9 million includes approximately $18.2 million in potential incremental management fees from deploying cash and a portion of undrawn/available credit facilities at ARCC in excess of its leverage at June 30, 2020. Note that no potential ARCC Part I Fees are reflected in any of the amounts above.
2. Capital available for deployment for follow-on investments represents capital committed to funds that are past their investment periods but have capital available to be called for follow-on investments in existing portfolio companies. As of June 30, 2020, capital available for deployment for follow-on investments could generate approximately $25.9 million in potential management fees. There is no assurance such capital will be invested.

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ARES

Incentive Eligible AUM and Incentive Generating AUM Incentive Eligible AUM as of June 30, 2020 was $91.8 billion, an increase of 7.6% from prior year • The increase of $6.5 billion was primarily driven by capital raising across the following strategies: special opportunities, U.S. direct lending, alternative credit and each strategy in our Real Estate Group Incentive Generating AUM(1) as of June 30, 2020 was $26.2 billion, a decrease of 16.6% from prior year • The decrease was primarily driven by depreciation of certain funds below their hurdle rates as of June 30, 2020 Of the $61.1 billion of Incentive Eligible AUM that is currently invested, 42.9% is Incentive Generating • Excluding the ARCC Part II Fees(2) that are based on capital gains from the largely debt oriented ARCC portfolio, 55.8% of Incentive Eligible AUM that is currently invested is Incentive Generating Q2-20 Incentive Generating to Incentive Eligible Incentive Eligible AUM AUM Reconciliation ($ in billions) ($ in billions) Private Real Credit Equity Estate Total $91.8 $85.3 $84.5 $9.1 Incentive $7.6 $9.0 Generating AUM $17.1 $6.5 $2.6 $26.2 $23.0 $20.7 $18.4 + Uninvested IEAUM 17.4 8.7 4.6 30.7 + IEAUM below hurdle 10.9 7.8 1.9 20.6 $57.0 $57.1 $59.7 .+ ARCC Part II Fees below Hurdle(2) 14.3 — — 14.3 Q2-19 Q1-20 Q2-20 Incentive Eligible AUM $59.7 $23.0 $9.1 $91.8 Credit Private Equity Real Estate 1. Incentive Generating AUM includes $4.7 billion of AUM from funds generating unrealized incentive income that is not recognized as revenue by Ares until such fees are Consider hurdle rate for ARCC Part II crystallized or no longer subject to reversal. fees in future periods. Discuss when 2. ARCC Part II Fees are paid in arrears as of the end of each calendar year when the cumulative aggregate realized capital gains exceed the cumulative aggregate realized capital ~3%. 5.2% for Q2 2020, removed losses and aggregate unrealized capital depreciation, less the aggregate amount of Part II Fees paid in all prior years since inception. 10

Capital Deployment(1) Q2-20 Capital Deployment Breakdown: $5.9 billion • Total Gross Invested Capital during Q2-20 was $5.9 billion compared to $6.7 billion during Q2-19 ($ in billions) • Of the total amount, $4.7 billion was related to deployment by our drawdown funds compared to $4.1 billion for the same period in $0.2 2019 $1.4 • Of our drawdown funds, the most active investment strategies were European and U.S. direct lending, special opportunities and $4.3 alternative credit Credit Private Equity Real Estate Q2-20 Capital Deployment by Type: $5.9 billion Capital Deployment in Drawdown Funds $5.5 ($ in billions) ($ in billions) $0.6 $4.7 $0.2 (2) $4.1 $1.0 $1.2 $0.5 $1.4 $0.6 $3.9 $4.7 $3.0 $3.1 Q2-19 Q1-20 Q2-20 Drawdown Funds Non-drawdown Funds(2) Credit Private Equity Real Estate 1. Capital deployment figures exclude deployment from permanent capital vehicles. 2. Non-drawdown funds amounts includes new capital deployed by managed accounts and CLOs but excludes recycled capital. 11

GAAP Statements of Operations $ in thousands, except share data Three months ended June 30, Six months ended June 30, 2020 2019 2020 2019 Revenues Management fees (includes ARCC Part I Fees of $41,306, $85,229 and $39,157, $77,550 for the three and six months ended June 30, 2020 and 2019, respectively) $266,867 $237,846 $530,716 $462,505 Carried interest allocation 303,278 119,712 72,402 317,005 Incentive fees 331 10,220 (2,918) 27,035 Principal investment income (loss) 23,645 5,844 (3,078) 34,603 Administrative, transaction and other fees 8,637 11,200 19,045 20,871 Total revenues $602,758 $384,822 $616,167 $862,019 Expenses Compensation and benefits 185,131 162,170 365,215 319,016 Performance related compensation 237,108 92,688 69,209 249,208 General, administrative and other expenses 58,084 65,416 120,415 116,603 Expenses of Consolidated Funds 3,244 15,427 10,687 19,981 Total expenses $483,567 $335,701 $565,526 $704,808 Other income (expense) Net realized and unrealized gains (losses) on investments 290 521 (7,744) 3,997 Interest and dividend income 1,978 1,652 3,768 3,496 Interest expense (6,082) (5,793) (11,388) (11,382) Other income, net 2,181 4,797 7,645 300 Net realized and unrealized gains (losses) on investments of Consolidated Funds 83,522 (116) (171,239) 4,248 Interest and other income of Consolidated Funds 116,314 102,206 229,539 195,390 Interest expense of Consolidated Funds (76,297) (68,005) (156,538) (132,917) Total other income (expense) $121,906 $35,262 $(105,957) $63,132 Income (loss) before taxes 241,097 84,383 (55,316) 220,343 Income tax expense 24,421 9,505 3,805 23,889 Net income (loss) $216,676 $74,878 $(59,121) $196,454 Less: Net income (loss) attributable to non-controlling interests in Consolidated Funds 85,186 8,346 (81,220) 25,970 Less: Net income (loss) attributable to non-controlling interests in Ares Operating Group entities 75,119 34,393 (3,236) 93,396 Net income attributable to Ares Management Corporation $56,371 $32,139 $25,335 $77,088 Less: Series A Preferred Stock dividends paid 5,425 5,425 10,850 10,850 Net income attributable to Ares Management Corporation Class A common stockholders $50,946 $26,714 $14,485 $66,238 Net income per share of Class A common stock: Basic $0.36 $0.24 $0.08 $0.60 Diluted $0.35 $0.23 $0.08 $0.58 Weighted-average shares of Class A common stock: Basic 133,639,194 105,188,966 126,002,867 104,054,035 Diluted 146,904,357 116,603,887 126,002,867 113,657,864 12

RI and Other Measures Financial Summary

$ in thousands, except share data (and as otherwise noted)	Three months ended June 30,			Six months ended June 30,		
	2020	2019	% Change	2020	2019	% Change
Management fees(1)	$277,672	$246,279	13%	$551,450	$479,291	15%
Other fees	4,138	4,611	(10)	8,010	7,686	4
Compensation and benefits expenses(2)	(148,565)	(132,178)	(12)	(287,925)	(255,667)	(13)
General, administrative and other expenses(3)	(36,288)	(41,690)	13	(81,474)	(83,016)	2
Fee Related Earnings	**$96,957**	**$77,022**	**26%**	**$190,061**	**$148,294**	**28%**
Realized net performance income	7,581	10,765	(30)	41,358	30,121	37
Realized net investment income	10,710	6,524	64	17,974	20,528	(12)
Realized Income	**$115,248**	**$94,311**	**22%**	**$249,393**	**$198,943**	**25%**
After-tax Realized Income, net of Series A Preferred Stock dividends(4)	**$105,267**	**$80,960**	**30%**	**$224,036**	**$169,979**	**32%**
After-tax Realized Income per share of Class A common stock, net of Series A Preferred Stock dividends(5)	**$0.39**	**$0.32**	**22%**	**$0.84**	**$0.66**	**27%**

Other Data						
Total Fee Revenue(6)	**$289,391**	**$261,655**	**11%**	**$600,818**	**$517,098**	**16%**
Effective management fee rate(7)	**1.06%**	**1.09%**	**(3)%**	**1.07 %**	**1.09 %**	**(2)%**

1. Includes ARCC Part I Fees of $41.3 million and $39.2 million for Q2-20 and Q2-19, respectively, and $85.2 million and $77.6 million for YTD 2020 and YTD 2019 respectively.
2. Includes compensation and benefits expenses attributable to the Operations Management Group of $36.9 million and $34.0 million for Q2-20 and Q2-19, respectively, and $73.4 million and $66.7 million for the YTD 2020 and YTD 2019 respectively, which are not allocated to an operating segment.
3. Includes G&A expenses attributable to Operations Management Group of $16.1 million and $19.9 million for Q2-20 and Q2-19, respectively, and $37.4 million and $40.5 million for YTD 2020 and YTD 2019 respectively, which are not allocated to an operating segment.
4. For the quarter and YTD periods ended Q2-20 and Q2-19, after-tax Realized Income includes current income tax related to: (i) realized performance income of $2.4 million, $7.3 million, and $2.0 million, $5.7 million, respectively and (ii) FRE of $2.2 million, $7.2 million, and $6.0 million, $12.4 million, respectively. Of the current tax related to FRE, this includes (a) entity level taxes of $1.8 million, $3.6 million, and $1.4 million, $3.2 million, respectively, and (b) corporate level tax expense of $0.4 million, $3.6 million, and $4.6 million, $9.2 million, respectively.
5. Calculation of after-tax Realized Income per share of Class A common stock uses total average shares of Class A common stock outstanding and proportional dilutive effects of the Ares' equity-based awards. See slide 32 for additional details.
6. Total Fee Revenue is calculated as the total of management fees, other fees and realized net performance income.
7. Effective management fee rate represents the quotient of management fees and the aggregate fee bases for the periods presented. The effective rate shown excludes the effect of one-time catch-up fees.

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ARES

GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis

$ in thousands	Three months ended June 30, 2020	Three months ended June 30, 2019	Six months ended June 30, 2020	Six months ended June 30, 2019
Realized Income and Fee Related Earnings:				
Income (loss) before taxes	**$241,097**	**$84,383**	**$(55,316)**	**$220,343**
Adjustments:				
Depreciation and amortization expense	6,319	5,221	11,861	11,045
Equity compensation expense [1]	28,683	24,029	61,240	51,581
Acquisition and merger-related expense	3,188	4,207	6,325	5,980
Deferred placement fees	10,320	12,432	15,735	12,953
Other expense, net	—	2	—	1
Net (income) expense of non-controlling interests in consolidated subsidiaries	(3,750)	933	16,747	1,809
(Income) loss before taxes of non-controlling interests in Consolidated Funds, net of eliminations	(85,188)	(8,079)	81,190	(25,124)
Unconsolidated performance (income) loss - unrealized	(257,303)	(98,662)	130,354	(245,237)
Unconsolidated performance related compensation - unrealized	200,064	67,459	(85,828)	174,762
Unconsolidated net investment (income) loss - unrealized	(28,182)	2,386	67,085	(9,170)
Realized Income	**$115,248**	**$94,311**	**$249,393**	**$198,943**
Unconsolidated performance income-realized	(44,625)	(35,994)	(196,395)	(104,567)
Unconsolidated performance related compensation - realized	37,044	25,229	155,037	74,446
Unconsolidated investment income-realized	(10,710)	(6,524)	(17,974)	(20,528)
Fee Related Earnings	**$96,957**	**$77,022**	**$190,061**	**$148,294**

Note: This table is a reconciliation of income before provision for income taxes on a GAAP basis to RI and FRE on an unconsolidated basis, which reflects the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments on a segment basis because such reconciliation would exclude the Operations Management Group. Differences may arise due to rounding.

1. For the quarter and YTD periods ended Q2-20 and Q2-19, equity compensation expense was attributable to the following: (i) IPO awards and other non-recurring awards of $6.5 million, $17.0 million and $9.5 million, $22.3 million, respectively; (ii) annual bonus awards of $9.3 million, $20.8 million and $6.5 million, $14.6 million, respectively; and (iii) discretionary awards of $12.9 million, $23.4 million and $8.0 million, $14.7 million, respectively.

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ARES

GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis (cont'd)

$ in thousands	Three months ended June 30,		Six months ended June 30,	
	2020	2019	2020	2019
Performance income and net investment income reconciliation:				
Carried interest allocation	$303,278	$119,712	$72,402	$317,005
Incentive fees	331	10,220	(2,918)	27,035
Carried interest allocation and incentive fees	**$303,609**	**$129,932**	**$69,484**	**$344,040**
Performance income (loss) - realized earned from Consolidated Funds	(25)	4,750	(70)	5,184
Performance income (loss) reclass[1]	(1,656)	(26)	(3,373)	580
Unconsolidated performance income (loss) - unrealized	(257,303)	(98,662)	130,354	(245,237)
Performance income - realized	**$44,625**	**$35,994**	**$196,395**	**$104,567**
Total consolidated other income (loss)	**$121,906**	**$35,262**	**$(105,957)**	**$63,132**
Net investment (income) loss from Consolidated Funds	(113,583)	(32,726)	80,843	(64,305)
Performance (income) loss reclass[1]	1,656	26	3,373	(580)
Principal investment income (loss)	32,957	1,579	(43,031)	31,471
Other expense, net	347	2	369	1
Other (income) loss of non-controlling interests in consolidated subsidiaries	(4,391)	(5)	15,292	(21)
Investment (income) loss - unrealized	(25,105)	7,524	74,978	(8,900)
Interest and other investment income - unrealized	(3,077)	(5,138)	(7,893)	(270)
Total realized net investment income	**$10,710**	**$6,524**	**$17,974**	**$20,528**

Note: These tables reconcile consolidated carried interest allocation and incentive fees reported in accordance with GAAP to unconsolidated realized performance income and consolidated GAAP other income to unconsolidated realized net investment income. These reconciliations show the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments on a segment basis because such reconciliation would exclude the Operations Management Group. Differences may arise due to rounding.

1. Related to performance income for AREA Sponsor Holdings LLC. Changes in value of this investment are reflected within net realized and unrealized gain on investments in Ares' Consolidated Statements of Operations.

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ARES

Credit Group[1]

- Management and other fees increased by 16% for Q2-20 compared to Q2-19, primarily driven by deployment in funds in the U.S. and European direct lending strategies and an increase in ARCC Part I Fees
- Fee Related Earnings increased by 18% for Q2-20 compared to Q2-19, primarily driven by higher management fees
- Realized Income increased by 12% for Q2-20 compared to Q2-19, primarily driven by increases in Fee Related Earnings

Financial Summary and Highlights[1]

$ in thousands	Q2-20	Q2-19	% Change	YTD 2020	YTD 2019	% Change
Management and other fees[2]	$204,889	$176,286	16%	$405,384	$342,318	18%
Fee Related Earnings	**$115,600**	**$97,940**	**18%**	**$229,857**	**$190,119**	**21%**
Realized net performance income (loss)	(112)	6,395	NM	1,005	15,657	(94)
Realized net investment income	4,293	2,413	78	6,310	4,277	48
Realized Income	**$119,781**	**$106,748**	**12%**	**$237,172**	**$210,053**	**13%**
AUM ($ in billions)	**$117.4**	**$105.5**	**11%**			
FPAUM ($ in billions)	**$78.7**	**$64.8**	**21%**			

18%
Q2-20 increase in Fee Related Earnings

21%
Q2-20 increase in FPAUM

European Direct Lending: 1.6%[3]
High Yield: 9.4%[4]
Syndicated Loans: 8.9%[4]
Q2-20 gross returns

Note: Past performance is not indicative of future results. The Credit Group had ~280 investment professionals, ~1,900 portfolio companies and ~180 active funds as of June 30, 2020.

1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. See "Financial Details - Segments" on slides 23-24 for complete financial results.
2. Includes ARCC Part I Fees of $41.3 million and $39.2 million for Q2-20 and Q2-19, respectively, and $85.2 million and $77.6 million for YTD 2020 and YTD 2019, respectively. The $10 million quarterly ARCC-ACAS transaction fee waiver was effective through Q3-19. Fees have increased in subsequent periods due to the expiration of the fee waiver.
3. The net return for European direct lending was 1.0% for Q2-20. Gross and net returns for European direct lending are represented by a composite made up of the ACE II, ACE III and ACE IV levered Euro-denominated feeder funds. The gross and net returns for the composite made up of the ACE II and ACE III U.S. dollar denominated feeder funds were 2.0% and 1.4% for Q2-20. Returns presented above are shown for the Euro-denominated composite as this is the base denomination of the funds. Composite returns are calculated by asset-weighting the underlying fund-level returns. Returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves.
4. Net performance returns for Q2-20 were 8.8% for U.S. syndicated loan funds and 9.3% for U.S. high yield funds. Performance for syndicated loans is represented by the U.S. Bank Loan Aggregate Composite which includes all actual, fully discretionary, fee-paying, funds that are benchmarked to the Credit Suisse Leveraged Loan Index and primarily invested in USD denominated banks loans. Such funds may have limited allocations to high yield and structured securities. Performance for high yield is represented by the U.S. high yield Composite which includes all actual, fully discretionary, fee-paying, separately managed funds that primarily invest in U.S. high yield fixed income securities and are benchmarked to the BofA Merrill Lynch U.S. High Yield Master II Constrained Index, or a similar index. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves.

16

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Private Equity Group[1]

- Management and other fees increased by 2% for Q2-20 compared to Q2-19, primarily due to additional deployment in ASOF
- Fee Related Earnings increased by 3% for Q2-20 compared to Q2-19, primarily driven by higher management fees
- Realized Income increased by 29% for Q2-20 compared to Q2-19, primarily driven by increased monetization activity in ACOF III from the partial sale of its position in Floor & Decor

Financial Summary and Highlights[1]

$ in thousands	Q2-20	Q2-19	% Change	YTD 2020	YTD 2019	% Change
Management and other fees	$53,426	$52,162	2%	$105,693	$103,558	2%
Fee Related Earnings	**$26,852**	**$25,959**	**3%**	**$53,890**	**$52,102**	**3%**
Realized net performance income	7,577	3,673	106	30,807	12,499	146
Realized net investment income	6,285	1,912	229	16,924	10,967	54
Realized Income	**$40,714**	**$31,544**	**29%**	**$101,621**	**$75,568**	**34%**
AUM ($ in billions)	**$26.6**	**$24.7**	**8%**			
FPAUM ($ in billions)	**$17.5**	**$17.2**	**2%**			

3%

Q2-20 increase in Fee Related Earnings

29%

Q2-20 increase in Realized Income

4.6%

Q2-20 Gross return in Corporate Private Equity portfolio[2]

Note: Past performance is not indicative of future results. The Private Equity Group had ~100 investment professionals, ~40 portfolio companies, ~50 infrastructure and power assets and ~20 active funds and related co-investment vehicles as of June 30, 2020.

1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. See "Financial Details - Segments" on slides 23-24 for complete financial results.
2. Performance for the corporate private equity portfolio is represented by the ACOF I-V Aggregate, which is comprised of investments held by ACOF I, ACOF II, ACOF III, ACOF IV and ACOF V. Performance returns are gross asset-level time-weighted rates of return calculated on a quarterly basis. Returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees, carried interest, or other expenses, if applicable. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. Net asset-level return for corporate private equity portfolio was 2.1% for Q2-20. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves.

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Real Estate Group[1]

- Management and other fees increased by 5% for Q2-20 compared to Q2-19, primarily driven by additional management fees generated with the launch of our third U.S. opportunistic real estate equity fund subsequent to the second quarter of 2019
- Fee Related Earnings increased by 7% for Q2-20 compared to Q2-19, primarily driven by higher management fees
- Realized Income decreased by 21% for Q2-20 compared to Q2-19, primarily driven by Q2-19 having higher monetization activity

Financial Summary and Highlights[1]

$ in thousands	Q2-20	Q2-19	% Change	YTD 2020	YTD 2019	% Change
Management and other fees	$23,495	$22,442	5%	$48,383	$41,101	18%
Fee Related Earnings	**$7,497**	**$6,991**	**7%**	**$17,037**	**$13,234**	**29%**
Realized net performance income	116	697	(83)	9,546	1,965	NM
Realized net investment income	529	2,615	(80)	1,644	6,081	(73)
Realized Income	**$8,142**	**$10,303**	**(21)%**	**$28,227**	**$21,280**	**33%**
AUM ($ in billions)	**$14.4**	**$11.9**	**21%**			
FPAUM ($ in billions)	**$9.3**	**$7.4**	**26%**			

7%

Q2-20 increase in Fee Related Earnings

26%

Q2-20 increase in FPAUM

U.S. Equity: 3.4%

European Equity: 4.4%

Q2-20 Gross Returns[2]

Note: Past performance is not indicative of future results. The Real Estate Group had ~80 investment professionals, ~200 properties and ~40 active funds and related co-investment vehicles as of June 30, 2020.

1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. See "Financial Details - Segments" on slides 23-24 for complete financial results.
2. Performance for the U.S. real estate equity portfolio is represented by the U.S. real estate composite, which is comprised of DEV II, US VIII, and US IX. The net return for the U.S. real estate composite was 2.6% for Q2-20. Performance for the European real estate equity portfolio is represented by the European real estate composite, which is comprised of EPEP II, EF IV and EF V. EF IV and EF V are each made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. Gross returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. The net return for the European real estate composite was 3.2% for Q2-20. Returns presented above are shown for the Euro-denominated composite as this is the base denomination of the funds. The gross and net returns for the dollar denominated feeder fund for the European Real Estate Composite were 5.3% and 4.0% for Q2-20. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves.

18

ARES

Realized Income per Share Data

$ in thousands, except share data	Three months ended June 30, 2020	Three months ended June 30, 2019	Six months ended June 30, 2020	Six months ended June 30, 2019
After-tax Realized Income, net of Series A Preferred Stock dividends				
Realized Income before taxes	$115,248	$94,311	$249,393	$198,943
Entity level foreign, state and local taxes	(1,795)	(1,374)	(3,592)	(3,213)
Series A Preferred Stock dividends[1]	(5,425)	(5,425)	(10,850)	(10,850)
Realized Income, net of Series A Preferred Stock dividends	**$108,028**	**$87,512**	**$234,951**	**$184,880**
Income taxes[2]	(2,761)	(6,552)	(10,915)	(14,901)
After-tax Realized Income, net of Series A Preferred Stock dividends	**$105,267**	**$80,960**	**$224,036**	**$169,979**
After-tax Realized Income per share[3]	**$0.40**	**$0.35**	**$0.88**	**$0.74**

After-tax Realized Income per share of Class A common stock				
Realized Income, net of Series A Preferred Stock dividends	$108,028	$87,512	$234,951	$184,880
x Average ownership % of Ares Operating Group	53.73%	47.38%	104.16%	47.07%
Realized Income attributable to Class A common stockholders	**$58,039**	**$41,461**	**$122,052**	**$87,026**
Income taxes[2]	(2,761)	(6,552)	(10,915)	(14,901)
After-tax Realized Income attributable to Class A common stockholders	**$55,278**	**$34,909**	**$111,136**	**$72,125**
After-tax Realized Income per share of Class A common stock[4]	**$0.39**	**$0.32**	**$0.84**	**$0.66**

1. Ares had 12,400,000 shares of 7% Series A Preferred Stock outstanding as of June 30, 2020.
2. Amount represents the current corporate taxes paid by Ares for the periods presented and exclude the effects for the quarter and YTD periods ended Q2-20 and Q2-19 of $19.9 million, $(10.7) million and $1.9 million, $6.6 million, respectively, of deferred income tax (benefit) expense primarily related to net unrealized performance income and net unrealized investment income. These effects have been excluded as net unrealized performance income and net unrealized investment income have been excluded from RI. For the purposes of evaluating after-tax FRE, we first allocate the taxes to realized performance income. Taxes are allocated to realized performance income based on our 24.0% statutory tax rate. The remaining portion of current corporate taxes is allocated to FRE. All differences between the current portion of taxable income and RI are attributed to FRE. For the quarter and YTD periods ended Q2-20 and Q2-19, these differences created tax benefits that totaled $20.9 million, $35.0 million and $7.4 million, $12.8 million respectively, and reduced our tax rate on FRE from 24.0% to 2.6%, 5.5% and 14.4%, 15.3%, respectively. The primary differences between the current portion of taxable income and RI are related to the timing of certain items, primarily vesting of equity awards, exercise of stock options, payment of placement fees, depreciation expense and amortization. FRE tax rates may fluctuate based on the total amount of realized performance income and the amount of timing differences between the current portion of taxable income and RI.
3. Weighted average shares used for RI for Q2-20 and Q2-19 were 262,008,025 and 233,435,470, respectively includes the sum of shares of Class A common stock, Ares Operating Group Units that are exchangeable for shares of Class A common stock on a one-for-one basis and the dilutive effects of Ares' equity-based awards. Please refer to slide 32 in this presentation for further information.
4. Calculation of after-tax Realized Income per share of Class A common stock uses the total average shares of Class A common stock outstanding and the proportional dilutive effects of Ares' equity-based awards. See slide 32 for additional details.

19

ARES

Balance Sheet

- **Substantial balance sheet value related to investments primarily in Ares managed vehicles and net accrued performance income**
  - As of June 30, 2020, our balance sheet included $890.0 million in cash and cash equivalents and $642.5 million in debt obligations with no amounts drawn against our $1.065 billion revolving credit facility
  - As of June 30, 2020, the fair value of our corporate investment portfolio was $475.7 million in accordance with GAAP. On an unconsolidated basis, our corporate investment portfolio was $601.2 million[1]
  - As of June 30, 2020, gross accrued performance income reported on a GAAP and unconsolidated basis was $1,004.1 million.
    - As of June 30, 2020, accrued performance income, net of performance related compensation reported on a GAAP basis and unconsolidated basis was $289.0 million

Net Accrued Performance Income by Group



Q4 2019: $347.0 million(2)
23%
36%
41%
Credit
Private Equity
Real Estate
Q2 2020: $289.0 million
22%
37%
41%

1. Unconsolidated investments includes $125.5 million of investments in Consolidated Funds that are eliminated upon consolidation for GAAP, net of investments that are attributable to non-controlling interests. Investments that are attributable to non-controlling interests represent the $25.6 million of CLO investments that are attributable to the Class B Membership Interests. Corporate investment portfolio excludes accrued carried interest allocation, a component of gross accrued performance income, of $1,003.8 million.
2. As of December 31, 2019, unconsolidated net performance income receivable was $348.2 million. Unconsolidated net performance income receivable included $1.2 million of net performance income receivable of Consolidated Funds attributable to the Credit Group that is eliminated upon consolidation for GAAP.

20

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Corporate Data

Board of Directors

Michael Arougheti
Co-Founder, Chief Executive Officer and President of Ares

Antoinette Bush
Executive Vice President and Global Head of Government Affairs of News Corp

Kipp deVeer
Head of Credit Group

Paul G. Joubert
Founding Partner of EdgeAdvisors and Investing Partner in Converge Venture Partners

David Kaplan
Co-Founder and Co-Chairman of Private Equity Group

Michael Lynton
Chairman of Snap Inc.

Dr. Judy D. Olian
President of Quinnipiac University

Antony P. Ressler
Co-Founder and Executive Chairman of Ares

Bennett Rosenthal
Co-Founder and Co-Chairman of Private Equity Group

Executive Officers

Michael Arougheti
Co-Founder, Chief Executive Officer and President

Ryan Berry
Chief Marketing and Strategy Officer

Kipp deVeer
Head of Credit Group

David Kaplan
Co-Founder and Co-Chairman of Private Equity Group

Michael McFerran
Chief Operating Officer and Chief Financial Officer

Antony P. Ressler
Co-Founder and Executive Chairman

Bennett Rosenthal
Co-Founder and Co-Chairman of Private Equity Group

Naseem Sagati Aghili
General Counsel and Secretary

Corporate Headquarters

2000 Avenue of the Stars
12th Floor
Los Angeles, CA 90067
Tel: (310) 201-4100
Fax: (310) 201-4170

Corporate Counsel

Kirkland & Ellis LLP
Los Angeles, CA

Independent Registered Public Accounting Firm

Ernst & Young LLP
Los Angeles, CA

Research Coverage

Bank of America Merrill Lynch
Michael Carrier
(646) 855-5004

Bank of Montreal
James Fotheringham
(212) 885-4180

Barclays
Jeremy Campbell
(212) 526-9750

Credit Suisse
Craig Siegenthaler
(212) 325-3104

Goldman Sachs
Alexander Blostein
(212) 357-9976

Jefferies
Gerald O'Hara
(415) 229-1510

JP Morgan
Kenneth Worthington
(212) 622-6613

Keefe, Bruyette & Woods
Robert Lee
(212) 887-7732

Morgan Stanley
Michael Cyprys
(212) 761-7619

Oppenheimer
Chris Kotowski
(212) 667-6699

RBC Capital Markets
Kenneth Lee
(212) 905-5995

UBS Investment Bank
Adam Beatty
(212) 713-2481

Wells Fargo Securities
Christopher Harris
(212) 214-5009

Investor Relations Contacts

Carl Drake
Partner/Head of Ares Management, LLC Public Investor Relations and Communications
Tel: (678) 538-1981
cdrake@aresmgmt.com

Veronica Mayer
Principal
Tel: (212) 808-1150
vmendiola@aresmgmt.com

Cameron Rudd
Vice President
Tel: (678) 538-1986
crudd@aresmgmt.com

General IR Contact
Tel (U.S.):
(800) 340-6597
Tel (International):
(212) 808-1101
IRARES@aresmgmt.com

Please visit our website at:
www.aresmgmt.com

Transfer Agent

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11210
Tel: (877) 681-8121
Fax: (718) 236-2641
info@amstock.com
www.amstock.com

Securities Listing

NYSE: ARES
NYSE: ARES.PRA

ARES

21

Appendix

Financial Details – Segments

Three Months Ended June 30, 2020

$ in thousands	Credit Group	Private Equity Group	Real Estate Group	Operations Management Group	Total[1]
Management fees (Credit Group includes ARCC Part I Fees of $41,306)	$200,788	$53,396	$23,488	$—	$277,672
Other fees	4,101	30	7	—	4,138
Compensation and benefits	(76,765)	(22,126)	(12,735)	(36,939)	(148,565)
General, administrative and other expenses	(12,524)	(4,448)	(3,263)	(16,053)	(36,288)
Fee related earnings	**$115,600**	**$26,852**	**$7,497**	**$(52,992)**	**$96,957**
Performance income—realized	—	44,318	307	—	44,625
Performance related compensation—realized	(112)	(36,741)	(191)	—	(37,044)
Realized net performance income (loss)	**$(112)**	**$7,577**	**$116**	**$—**	**$7,581**
Investment income—realized	—	8,045	964	—	9,009
Interest and other investment income (expense) —realized	6,629	487	920	(253)	7,783
Interest expense	(2,336)	(2,247)	(1,355)	(144)	(6,082)
Realized net investment income (loss)	**$4,293**	**$6,285**	**$529**	**$(397)**	**$10,710**
Realized income	**$119,781**	**$40,714**	**$8,142**	**$(53,389)**	**$115,248**

Three Months Ended June 30, 2019

$ in thousands	Credit Group	Private Equity Group	Real Estate Group	Operations Management Group	Total[1]
Management fees (Credit Group includes ARCC Part I Fees of $39,157)	$172,347	$52,162	$21,770	$—	$246,279
Other fees	3,939	—	672	—	4,611
Compensation and benefits	(64,965)	(21,291)	(11,928)	(33,994)	(132,178)
General, administrative and other expenses	(13,381)	(4,912)	(3,523)	(19,874)	(41,690)
Fee related earnings	**$97,940**	**$25,959**	**$6,991**	**$(53,868)**	**$77,022**
Performance income—realized	15,959	18,369	1,666	—	35,994
Performance related compensation—realized	(9,564)	(14,696)	(969)	—	(25,229)
Realized net performance income	**$6,395**	**$3,673**	**$697**	**$—**	**$10,765**
Investment income (loss)—realized	(310)	1,030	1,546	—	2,266
Interest and other investment income (expense) —realized	4,631	3,318	2,119	(17)	10,051
Interest expense	(1,908)	(2,436)	(1,050)	(399)	(5,793)
Realized net investment income (loss)	**$2,413**	**$1,912**	**$2,615**	**$(416)**	**$6,524**
Realized income	**$106,748**	**$31,544**	**$10,303**	**$(54,284)**	**$94,311**

1. Includes results of the reportable segments on a combined basis together with the Operations Management Group. See "GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis" on slides 14-15.

23

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Financial Details – Segments

Six Months Ended June 30, 2020

$ in thousands	Credit Group	Private Equity Group	Real Estate Group	Operations Management Group	Total[1]
Management fees (Credit Group includes ARCC Part I Fees of $85,229)	$398,225	$105,553	$47,672	$—	$551,450
Other fees	7,159	140	711	—	8,010
Compensation and benefits	(147,690)	(41,722)	(25,148)	(73,365)	(287,925)
General, administrative and other expenses	(27,837)	(10,081)	(6,198)	(37,358)	(81,474)
Fee related earnings	**$229,857**	**$53,890**	**$17,037**	**$(110,723)**	**$190,061**
Performance income—realized	9,016	160,472	26,907	—	196,395
Performance related compensation—realized	(8,011)	(129,665)	(17,361)	—	(155,037)
Realized net performance income	**$1,005**	**$30,807**	**$9,546**	**$—**	**$41,358**
Investment income (loss)—realized	(843)	19,515	2,254	(5,698)	15,228
Interest and other investment income (expense) —realized	11,204	1,299	1,716	(85)	14,134
Interest expense	(4,051)	(3,890)	(2,326)	(1,121)	(11,388)
Realized net investment income (loss)	**$6,310**	**$16,924**	**$1,644**	**$(6,904)**	**$17,974**
Realized income	**$237,172**	**$101,621**	**$28,227**	**$(117,627)**	**$249,393**

Six Months Ended June 30, 2019

$ in thousands	Credit Group	Private Equity Group	Real Estate Group	Operations Management Group	Total[1]
Management fees (Credit Group includes ARCC Part I Fees of $77,550)	$335,313	$103,558	$40,420	$—	$479,291
Other fees	7,005	—	681	—	7,686
Compensation and benefits	(125,313)	(42,487)	(21,212)	(66,655)	(255,667)
General, administrative and other expenses	(26,886)	(8,969)	(6,655)	(40,506)	(83,016)
Fee related earnings	**$190,119**	**$52,102**	**$13,234**	**$(107,161)**	**$148,294**
Performance income—realized	37,884	62,492	4,191	—	104,567
Performance related compensation—realized	(22,227)	(49,993)	(2,226)	—	(74,446)
Realized net performance income	**$15,657**	**$12,499**	**$1,965**	**$—**	**$30,121**
Investment income—realized	548	11,966	5,026	—	17,540
Interest and other investment income (expense) —realized	7,536	3,612	3,224	(2)	14,370
Interest expense	(3,807)	(4,611)	(2,169)	(795)	(11,382)
Realized net investment income (loss)	**$4,277**	**$10,967**	**$6,081**	**$(797)**	**$20,528**
Realized income	**$210,053**	**$75,568**	**$21,280**	**$(107,958)**	**$198,943**

1. Includes results of the reportable segments on a combined basis together with the Operations Management Group. See "GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis" on slides 14-15.

24

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AUM and FPAUM Rollforward

Q2-20 Total AUM Rollforward

$ in millions	Credit	Private Equity	Real Estate	Total
Q1-20 Ending Balance	**$112,512**	**$22,015**	**$14,112**	**$148,639**
Acquisitions	—	—	—	—
Net new par/equity commitments	2,108	4,753	404	7,265
Net new debt commitments	1,784	—	38	1,822
Capital reductions	(97)	(90)	(36)	(223)
Distributions	(706)	(388)	(190)	(1,284)
Redemptions	(825)	—	—	(825)
Changes in fund value	2,637	312	67	3,016
Q2-20 Ending Balance	**$117,413**	**$26,602**	**$14,395**	**$158,410**
QoQ change	**$4,901**	**$4,587**	**$283**	**$9,771**

LTM Total AUM Rollforward

$ in millions	Credit	Private Equity	Real Estate	Total
Q2-19 Ending Balance	**$105,505**	**$24,735**	**$11,868**	**$142,108**
Acquisitions	2,693	—	—	2,693
Net new par/equity commitments	5,819	7,242	3,708	16,769
Net new debt commitments	8,382	25	313	8,720
Capital reductions	(1,022)	(117)	(36)	(1,175)
Distributions	(2,436)	(4,837)	(1,530)	(8,803)
Redemptions	(1,858)	(2)	—	(1,860)
Changes in fund value	330	(444)	72	(42)
Q2-20 Ending Balance	**$117,413**	**$26,602**	**$14,395**	**$158,410**
YoY change	**$11,908**	**$1,867**	**$2,527**	**$16,302**

Q2-20 Total FPAUM Rollforward

$ in millions	Credit	Private Equity	Real Estate	Total
Q1-20 Ending Balance	**$75,760**	**$17,020**	**$9,215**	**$101,995**
Acquisitions	—	—	—	—
Commitments	1,280	—	131	1,411
Subscriptions/deployment/increase in leverage	2,974	669	51	3,694
Capital reductions	(870)	—	(37)	(907)
Distributions	(1,147)	(216)	(82)	(1,445)
Redemptions	(843)	—	—	(843)
Changes in fund value	1,630	—	53	1,683
Change in fee basis	(40)	—	—	(40)
Q2-20 Ending Balance	**$78,744**	**$17,473**	**$9,331**	**$105,548**
QoQ change	**$2,984**	**$453**	**$116**	**$3,553**

LTM Total FPAUM Rollforward

$ in millions	Credit	Private Equity	Real Estate	Total
Q2-19 Ending Balance	**$64,763**	**$17,188**	**$7,463**	**$89,414**
Acquisitions	2,596	—	—	2,596
Commitments	4,107	281	2,214	6,602
Subscriptions/deployment/increase in leverage	14,585	2,539	1,240	18,364
Capital reductions	(1,298)	(194)	(197)	(1,689)
Distributions	(3,290)	(1,485)	(615)	(5,390)
Redemptions	(1,876)	(1)	—	(1,877)
Changes in fund value	(564)	(7)	(9)	(580)
Change in fee basis	(279)	(848)	(765)	(1,892)
Q2-20 Ending Balance	**$78,744**	**$17,473**	**$9,331**	**$105,548**
YoY change	**$13,981**	**$285**	**$1,868**	**$16,134**

Credit

- AUM increased by 11.3% from Q2-19, primarily driven by new commitments to the U.S. direct lending, syndicated loans, including the acquisition of Crestline Denali in Q1-20, and alternative credit strategies
- FPAUM increased by 21.6% from Q2-19, primarily driven by deployment in U.S. and European direct lending funds paid on invested capital, new commitments and the acquisition of Crestline Denali in Q1-20 to the syndicated loans strategy

Private Equity

- AUM increased by 7.5% from Q2-19, driven primarily by fundraising in the corporate private equity and special opportunities strategies
- FPAUM increased by 1.7% from Q2-19, driven primarily by deployment across funds in the special opportunities strategy

Real Estate

- AUM increased by 21.3% from Q2-19, driven by new commitments across funds in the debt, European equity and U.S. equity strategies
- FPAUM increased by 25.0% from Q2-19, driven by new commitments to the U.S. and European equity strategy and deployment in debt funds

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AUM and FPAUM by Strategy

$ in billions	AUM	% AUM	FPAUM	% FPAUM
	As of June 30, 2020			
Credit				
Syndicated Loans	$25.4	23%	$24.8	33%
High Yield	2.7	2	2.6	3
Multi-Asset Credit	2.8	2	2.2	2
Alternative Credit	8.8	7	5.4	7
U.S. Direct Lending[1]	50.8	43	28.7	36
European Direct Lending	26.9	23	15.0	19
Credit	**$117.4**	**100%**	**$78.7**	**100%**
Private Equity				
Corporate Private Equity				
ACOF V	7.0	26	7.6	43
ACOF IV	4.8	18	2.2	13
Sixth Flagship Corporate Private Equity Fund	3.4	13	—	—
Other Corporate Private Equity	2.3	9	0.9	5
Infrastructure and Power				
EIF I-IV and Co-investment Vehicles	2.2	8	2.6	15
EIF V	0.9	3	0.8	5
Energy Opportunities				
AEOF	0.7	3	1.0	6
Special Opportunities				
ASOF	3.7	14	1.3	7
Other Special Opportunities	1.6	6	1.1	6
Private Equity	**$26.6**	**100%**	**$17.5**	**100%**
Real Estate				
U.S. Equity	4.2	29	3.5	38
European Equity	4.6	32	4.0	43
Debt	5.6	39	1.8	19
Real Estate	**$14.4**	**100%**	**$9.3**	**100%**
Total	**$158.4**		**$105.5**	

1. AUM includes ARCC, IHAM, and Senior Direct Lending Program ("SDLP") AUM of $17.5 billion, $5.2 billion, and $3.2 billion, respectively. ARCC's wholly owned portfolio company, IHAM, an SEC registered investment adviser, manages 23 funds and serves as the sub-manager or sub-adviser for 2 other funds as of June 30, 2020. SDLP is a program co-managed by a subsidiary of Ares through which ARCC co-invests with Varagon Capital Partners.

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Balance Sheet Investments by Strategy(1) $ in millions June 30, 2020 December 31, 2019 Credit Syndicated Loans(2) $79.5 $104.7 Multi-Asset Credit 32.7 29.5 Alternative Credit 17.5 21.0 U.S. Direct Lending 59.4 61.3 European Direct Lending 33.2 32.8 Credit $222.3 $249.3 Private Equity ACOF I 0.2 0.2 ACOF III 16.0 24.8 ACOF IV 34.1 40.5 ACOF Asia 26.9 56.9 AEVF 27.3 29.2 AEOF 6.2 9.7 Infrastructure and Power 36.7 43.8 Special Opportunities 66.0 60.5 Private Equity $213.4 $265.6 Real Estate U.S. Equity 79.8 85.8 European Equity 12.7 15.5 Debt 52.7 42.9 Real Estate $145.2 $144.2 Operations Management Group Other 20.3 51.5 Other $20.3 $51.5 Total $601.2 $710.6 1. As of June 30, 2020, the fair value of our corporate investment portfolio was $475.7 million in accordance with GAAP. Difference between GAAP and unconsolidated investments represents $125.5 million of investments in Consolidated Funds that are eliminated upon consolidation, net of investments that are attributable to non-controlling interests. Investments that are attributable to non-controlling interests represent the $25.6 million of CLO investments that are attributable to the Class B Membership Interests. Corporate investment portfolio excludes accrued carried interest allocation, a component of gross accrued performance income, of $1,003.8 million. 2. Through investments in Ares CLOs. Represents Ares' maximum exposure of loss from its investments in CLOs. 27

Significant Fund Performance Metrics

The following table presents the performance data for the significant funds in the Credit Group that are not drawdown funds:

As of June 30, 2020									
			Returns (%)[1]						
			Current Quarter		Year-To-Date		Since Inception[2]		
	Year of Inception	AUM ($ in millions)	Gross	Net	Gross	Net	Gross	Net	Investment Strategy
ARCC[3]	2004	$17,479	N/A	4.2	N/A	(3.9)	N/A	11.1	U.S. Direct Lending
ASIF[4]	2018	961	13.1	12.9	(1.9)	(2.2)	1.1	0.4	Alternative Credit

Note: Past performance is not indicative of future results. AUM and Net Returns are as of June 30, 2020 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes those that contributed at least 1% of total management fees or comprised 1% or more of Ares' total FPAUM for two consecutive reporting periods, and for which we have sole discretion for investment decisions within the fund. Please see significant fund performance endnotes on slides 30-31 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund. ARCC is a publicly traded vehicle.

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Significant Fund Performance Metrics (cont'd)

The following table presents the performance data for our significant drawdown funds:

As of June 30, 2020

Credit

($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Proceeds[5]	Unrealized Value[2]	Total	MOIC Gross[7]	MOIC Net[8]	IRR(%) Gross[9]	IRR(%) Net[10]	Primary Investment Strategy
CSF III	2010	$1,660	$1,135	$1,267	$867	$983	$1,850	1.5x	1.5x	8.9	7.6	European & U.S. Direct Lending
ACE III[11]	2015	4,874	2,822	2,483	652	2,463	3,115	1.4x	1.3x	11.6	8.1	European Direct Lending
PCS	2017	3,675	3,365	2,381	238	2,453	2,691	1.2x	1.1x	10.9	7.5	U.S Direct Lending
ACE IV Unlevered[12]	2018	10,120	2,851	1,882	75	1,923	1,998	1.1x	1.1x	9.0	6.2	European Direct Lending
ACE IV Levered[12]			4,819	3,171	176	3,306	3,482	1.1x	1.1x	13.3	9.4	
SDL Unlevered	2018	4,970	922	471	81	404	485	1.0x	1.0x	6.3	4.4	U.S Direct Lending
SDL Levered			2,045	1,045	233	853	1,086	1.1x	1.0x	10.1	6.1	

Private Equity

($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Proceeds[1]	Unrealized Value[2]	Total	MOIC Gross[3]	MOIC Net[4]	IRR(%) Gross[5]	IRR(%) Net[6]	Primary Investment Strategy
USPF IV	2010	$1,275	$1,688	$2,121	$1,393	$1,253	$2,646	1.2x	1.1x	6.1	2.4	Infrastructure and Power
ACOF IV	2012	4,754	4,700	4,234	4,718	4,042	8,760	2.1x	1.8x	20.0	14.0	Corporate Private Equity
SSF IV	2015	1,451	1,515	3,450	2,146	1,309	3,455	1.0x	1.0x	0.1	(1.7)	Special Opportunities
ACOF V	2017	6,960	7,850	6,262	529	5,390	5,919	0.9x	0.9x	(3.4)	(7.8)	Corporate Private Equity
AEOF	2018	687	1,120	908	12	520	532	0.6x	0.5x	N/A	N/A	Energy Opportunities

Real Estate

($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Proceeds[1]	Unrealized Value[2]	Total	MOIC Gross[3]	MOIC Net[4]	IRR(%) Gross[5]	IRR(%) Net[6]	Primary Investment Strategy
US IX	2017	$1,027	$1,040	$851	$52	$837	$889	1.1x	1.1x	8.8	5.4	U.S. Real Estate Equity
EF V[7]	2018	1,950	1,968	647	46	656	702	1.1x	1.0x	9.6	(5.3)	European Real Estate Equity
Third U.S. opportunistic real estate equity fund	2019	1,135	1,146	47	—	37	37	0.9x	0.8x	N/A	N/A	U.S. Real Estate Equity

Note: Past performance is not indicative of future results. AUM and Net Returns are as of June 30, 2020 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes those that contributed at least 1% of total management fees or comprised 1% or more of Ares' total FPAUM for two consecutive reporting periods, and for which we have sole discretion for investment decisions within the fund. Please see significant fund performance endnotes on slides 30-31 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund.

* We do not present fund performance metrics for significant funds with less than two years of investment performance, which begins on the date of the fund's first investment, except for those significant funds which pay management fees on invested capital, in which case performance is shown at the earlier of (i) the one year anniversary of the fund's first investment or (ii) the date on which the fund has invested at least 50% of its capital.

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Significant Fund Performance Metrics Endnotes Credit 1. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. 2. Since inception returns are annualized. 3. Net returns are calculated using the fund's NAV and assume dividends are reinvested at the closest quarter-end NAV to the relevant quarterly ex-dividend dates. Additional information related to ARCC can be found in its financial statements filed with the SEC, which are not part of this report. 4. Gross returns do not reflect the deduction of management fees or other expenses. Net returns are calculated by subtracting the applicable management fee and other expenses from the gross returns on a monthly basis. ASIF is a master/feeder structure and the AUM and returns include activity from its investment in an affiliated Ares fund. Returns presented in the table are expressed in U.S dollars and are for the master fund, excluding the share class hedges. The current quarter to-date, year-to-date and since inception returns (gross / net) for the pound sterling hedged Cayman feeder, the fund's sole feeder, are as follows: 12.5% / 12.3%, (3.1)% / (3.4)%, (0.9)% / (1.5)% respectively. 5. Realized proceeds represent the sum of all cash distributions to all partners and if applicable, exclude tax and incentive distributions made to the general partner. 6. Unrealized value represents the fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 7. The gross multiple of invested capital (“MoIC”) is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest and other expenses, as applicable. 8. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/ or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees, carried interest, as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. The net MoIC would have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 9. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest and other expenses, as applicable. 10. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest, as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would likely have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 11. ACE III is made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net IRR and MoIC presented in the table are for the Euro denominated feeder fund. The gross and net IRR for the U.S. dollar denominated feeder fund are 12.7% and 9.0%, respectively. The gross and net MoIC for the U.S. dollar denominated feeder fund are 1.4x and 1.3x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE III are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. 12. ACE IV is made up of four parallel funds, two denominated in Euros and two denominated in pound sterling: ACE IV (E) Unlevered, ACE IV (G) Unlevered, ACE IV (E) Levered, and ACE IV (G) Levered. The gross and net IRR and MoIC presented in the table are for ACE IV (E) Unlevered and ACE IV (E) Levered. Metrics for ACE IV (E) Levered are inclusive of a U.S. dollar denominated feeder fund, which has not been presented separately. The gross and net IRR for ACE IV (G) Unlevered are 11.7% and 8.0%, respectively. The gross and net MoIC for ACE IV (G) Unlevered are 1.1x and 1.1.x, respectively. The gross and net IRR for ACE IV (G) Levered are 15.5% and 10.7%, respectively. The gross and net MoIC for ACE IV (G) Levered are 1.1x and 1.1x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE IV Unlevered and ACE IV Levered are for the combined levered and unlevered parallel funds and are converted to U.S. dollars at the prevailing quarter-end exchange rate. Private Equity 1. Realized proceeds represent the sum of all cash dividends, interest income, other fees and cash proceeds from realizations of interests in portfolio investments. Realized proceeds exclude any proceeds related to bridge financings. 2. Unrealized value represents the fair market value of remaining investments. Unrealized value does not take into account any bridge financings. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. The gross MoIC is calculated at the investment-level and is based on the interests of all partners. The gross MoIC is before giving effect to management fees, carried interest and other expenses, as applicable. The gross MoIC for the corporate private equity funds is also calculated before giving effect to any bridge financings. Inclusive of bridge financings, gross MoIC would be 2.0x for ACOF IV, 1.0x for ACOF V and 0.6x for AEOF. 30

Significant Fund Performance Metrics Endnotes (cont’d) Private Equity - Cont. 4. The net MoIC for USPF IV and SSF IV is calculated at the fund-level. The net MoIC for the corporate private equity and energy opportunities funds is calculated at the investment level. For all funds, the net MoIC is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or performance fees. The net MoIC is after giving effect to management fees, carried interest, as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. The net MoIC would have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. For SSF IV, cash flows used in the gross IRR calculation are based on the actual dates of the cash flows. For all other funds, cash flows are assumed to occur at month-end. The gross IRRs are calculated before giving effect to management fees, carried interest and other expenses, as applicable. The gross IRR for the corporate private equity funds is also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the gross IRR would be 19.9% for ACOF IV and (2.8%) for ACOF V. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest as applicable, and other expenses and exclude commitments by the general partner and Schedule I investors who do not pay either management fees or carried interest. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would have generally been lower had such fund called capital from its limited partners instead of utilizing the credit facility. Real Estate 1. Realized proceeds include distributions of operating income, sales and financing proceeds received. 2. Unrealized value represents the fair value of remaining investments. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. The gross MoIC is calculated at the investment level and is based on the interests of all partners. The gross MoIC for all funds is before giving effect to management fees, carried interest and other expenses, as applicable. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying partners and, if applicable, excludes interests attributable to the non fee-paying partners and/or the general partner which does not pay management fees, carried interest or has such fees rebated outside of the fund. The net MoIC is after giving effect to management fees, carried interest as applicable and other expenses. Net fund-level MoICs would generally likely have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. Cash flows used in the gross IRR calculation are assumed to occur at quarter-end. The gross IRRs are calculated before giving effect to management fees, carried interest and other expenses, as applicable. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying partners and, if applicable, exclude interests attributable to the non fee-paying partners and/or the general partner which does not pay management fees or carried interest or has such fees rebated outside of the fund. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally likely have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. EF V is made up of two parallel funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net IRR and MoIC presented in the table are for the Euro denominated parallel fund. The gross and net IRRs for the U.S. dollar denominated parallel fund are 9.6% and (1.2)%, respectively. The gross and net MoIC for the U.S. dollar denominated parallel fund are 1.1x and 1.0x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of fund's closing. All other values for EF V are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. 31

Weighted Average Shares

	Q2-20		Q2-19	
	Total Shares	Common Shares, As Adjusted[3]	Total Shares	Common Shares, As Adjusted[3]
Weighted average shares of Class A common stock	133,639,194	133,639,194	105,188,966	105,188,966
Ares Operating Group Units exchangeable into shares of Class A common stock[1]	115,103,668	—	116,831,583	—
Dilutive effect of unvested restricted common units[2]	8,135,584	4,370,908	7,212,754	3,417,261
Dilutive effect of unexercised options[2]	5,129,579	2,755,907	4,202,167	1,990,904
Total Weighted Average Shares Used For Realized Income[4]	**262,008,025**	**140,766,009**	**233,435,470**	**110,597,131**

1. Represents units exchangeable for shares of Class A common stock on a one-for-one basis.
2. We apply the treasury stock method to determine the dilutive weighted-average common shares represented by our restricted units to be settled in shares of Class A common stock and options to acquire shares of Class A common stock. Under the treasury stock method, compensation expense attributed to future services and not yet recognized is presumed to be used to acquire outstanding shares of Class A common stock, thus reducing the weighted-average number of shares and the dilutive effect of these awards.
3. Represents proportional dilutive impact based upon the weighted average percentage of Ares Operating Group owned by Ares Management Corporation (53.73% and 47.38% as of June 30, 2020 and 2019, respectively).
4. Excludes Class B common stock and Class C common stock as they are not entitled to any economic benefits of Ares in an event of dissolution, liquidation, or winding up of Ares.

32

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Additional Information AUM Mix by Investor Institutional Direct - 68%(2) Public Entity & Related l 600+ institutional investors(1) (2) l 200,000+ retail investors across our public funds 14% 26% Total Direct Institutional Investors: 900+ 18% Pension Bank/ Private Bank Insurance 13% 4% Sovereign Wealth Investment Manager Other 1% 5% Fund 11% 8% Public Entities and Institutional Endowment Related Intermediaries 1. Most recent data available as of July 22, 2020. 2. As of March 25, 2020 for ARCC, February 26, 2020 for ACRE and March 26, 2020 for ARDC. 33

RI and Other Measures –Financial Data(1) $ in thousands Year ended December 31, 2019 2018 Credit Group(2) $713,853 $564,899 Private Equity Group 211,614 198,182 Real Estate Group 87,063 73,663 Management fees $1,012,530 $836,744 Other fees 18,078 24,288 Compensation and benefits expenses (528,207) (456,255) General, administrative and other expense (178,742) (149,465) Fee Related Earnings $323,659 $255,312 Realized net performance income 112,136 105,610 Realized net investment income 67,691 34,474 Realized Income $503,486 $395,396 Other Data Total Fee Revenue(3) $1,142,744 $966,642 Management fees as % of total fees 89% 87% Fee Related Earnings as % of Realized Income 64% 65% 1. Unconsolidated results represent the operating segments plus the Operation Management Group but exclude the effect of Consolidated Funds. 2. Includes ARCC Part I Fees of $164.4 million and $128.8 million for the years ended December 31, 2019 and 2018, respectively. 3. Total Fee Revenue is calculated as the total of management fees, other fees and realized net performance income. 34

GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis $ in thousands Year ended December 31, 2019 2018 Realized Income and Fee Related Earnings: Income before taxes $425,180 $184,341 Adjustments: Depreciation and amortization expense(1) 40,602 25,087 Equity compensation expense 97,691 89,724 Acquisition and merger-related expense 16,266 2,936 Deferred placement fees 24,306 20,343 Other (income) expense, net(2) (460) 13,489 Expense of non-controlling interests in consolidated subsidiaries 2,951 3,343 Income before taxes of non-controlling interests in Consolidated Funds, net of eliminations (39,174) (20,643) Unconsolidated performance (income) loss - unrealized (303,142) 247,212 Unconsolidated performance related compensation - unrealized 206,799 (221,343) Unconsolidated net investment loss - unrealized 32,467 50,907 Realized Income $503,486 $395,396 Unconsolidated performance fee income - realized (402,518) (357,207) Unconsolidated performance related compensation - realized 290,382 251,597 Unconsolidated net investment income - realized (67,691) (34,474) Fee Related Earnings $323,659 $255,312 Note: This table is a reconciliation of income before provision for income taxes on a consolidated basis to RI and FRE on unconsolidated basis, which reflects the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments on a segment basis because such reconciliation would exclude the Operations Management Group. 1. The year ended December 31, 2019 includes a $20.0 million non-cash impairment charge on certain intangible assets. 2. The year ended December 31, 2018 includes a $11.8 million payment to ARCC for rent and utilities for the years ended 2017, 2016, 2015 and 2014, and the first quarter of 2018 35

GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis (cont'd) $ in thousands Year ended December 31, 2019 2018 Performance income and net investment income reconciliation: Carried interest allocation $621,872 $42,410 Incentive fees 69,197 63,380 Carried interest allocation and incentive fees $691,069 $105,790 Performance income - realized earned from Consolidated Funds 13,851 4,000 Performance income - reclass(1) 740 205 Unconsolidated performance (income) loss - unrealized (303,142) 247,212 Performance income - realized $402,518 $357,207 Total consolidated other income $122,539 $96,242 Net investment income from Consolidated Funds (130,396) (115) Performance income - reclass (1) (740) (205) Principal investment income 44,320 1,047 Other (income) expense, net (460) 1,653 Other income of non-controlling interests in consolidated subsidiaries (39) (19) Investment loss - unrealized 24,542 50,809 Interest and other investment loss - unrealized 7,925 98 Total realized net investment income $67,691 $149,510 Note: These tables reconcile consolidated carried interest allocation and incentive fees reported in accordance with GAAP to unconsolidated realized performance income and consolidated GAAP other income to unconsolidated realized net investment income. These reconciliations show the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments on a segment basis because such reconciliation would exclude the Operations Management Group. Differences may arise due to rounding. 1. Related to performance income for AREA Sponsor Holdings LLC. Changes in value of this investment are reflected within net realized and unrealized gains (losses) on investments in Ares' Consolidated Statements of Operations. 36

Glossary ARCC Part I Fees ARCC Part I Fees refers to a quarterly performance income on the net investment income of Ares Capital Corporation (NASDAQ: ARCC) (“ARCC”). Such fees from ARCC are classified as management fees as they are predictable and recurring in nature, not subject to contingent repayment and generally cash-settled each quarter, unless subject to a payment deferral. ARCC Part II Fees ARCC Part II Fees refers to fees that are paid in arrears as of the end of each calendar year when the cumulative aggregate realized capital gains exceed the cumulative aggregate realized capital losses and aggregate unrealized capital depreciation, less the aggregate amount of ARCC Part II Fees paid in all prior years since inception. Ares Operating Group Ares Operating Group Entities refers to, collectively, Ares Holdings L.P., Ares Offshore Holdings L.P. and Ares Investments L.P. Entities Ares Operating Group Ares Operating Group Unit or an “AOG Unit” refers to, collectively, a partnership unit in each of the Ares Operating Group entities. Unit Assets Under Assets Under Management or “AUM” refers to the assets we manage. For our funds other than CLOs, our AUM represents the sum Management of the net asset value ("NAV") of such funds, the drawn and undrawn debt (at the fund-level including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). NAV refers to the fair value of the assets of a fund less the liabilities of the fund. For our funds that are CLOs, our AUM is equal to initial principal amounts adjusted for paydowns. AUM Not Yet Paying Fees AUM Not Yet Paying Fees (also referred to as "shadow AUM") refers to AUM that is not currently paying fees and is eligible to earn management fees upon deployment. Available Capital Available Capital (also referred to as “dry powder”) is comprised of uncalled committed capital and undrawn amounts under credit facilities and may include AUM that may be canceled or not otherwise available to invest. Class B Membership Class B Membership Interests refers to the interests that were retained by the former owners of Crestline Denali Capital LLC and Interests represent the financial interests in the subordinated notes of the CLOs. Consolidated Funds Consolidated Funds refers collectively to certain Ares-affiliated funds, related co-investment entities and certain CLOs that are required under GAAP to be consolidated in our consolidated financial statements. Fee Paying AUM Fee Paying AUM or “FPAUM” refers to the AUM from which we directly earn management fees. FPAUM is equal to the sum of all the individual fee bases of our funds that directly contribute to our management fees. 37

Glossary (cont’d) Fee Related Earnings Fee Related Earnings or “FRE”, a non-GAAP measure, is used to assess core operating performance by determining whether recurring revenue, primarily consisting of management fees, is sufficient to cover operating expenses and to generate profits. FRE differs from income before taxes computed in accordance with GAAP as it excludes performance income, performance related compensation, investment income from our Consolidated Funds and non-consolidated funds and certain other items that we believe are not indicative of our core operating performance. Gross Invested Capital Gross Invested Capital refers to the aggregate amount of capital invested by our funds during a given period, and includes investments made by our draw-down funds and permanent capital vehicles (and affiliated funds) and new capital raised and invested by our open-ended managed accounts, sub-advised accounts and CLOs, but excludes capital that is reinvested (after receiving repayments of capital) by our open-ended managed accounts, sub-advised accounts and CLOs. Incentive Eligible AUM Incentive Eligible AUM or “IEAUM” refers to the AUM of our funds from which performance income may be generated, regardless of whether or not they are currently generating performance income. It generally represents the NAV plus uncalled equity or total assets plus uncalled debt, as applicable, of our funds for which we are entitled to receive performance income, excluding capital committed by us and our professionals (from which we generally do not earn performance income). With respect to ARCC's AUM, only ARCC Part II Fees may be generated from IEAUM. Incentive Generating Incentive Generating AUM or “IGAUM” refers to the AUM of our funds that are currently generating performance income on a AUM realized or unrealized basis. It generally represents the NAV or total assets of our funds, as applicable, for which we are entitled to receive performance income, excluding capital committed by us and our professionals (from which we generally do not earn performance income). ARCC is only included in IGAUM when ARCC Part II Fees are being generated. Net Inflows of Capital Net Inflows of Capital refers to net new commitments during the period, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub-advised accounts, as well as new debt and equity issuances by our publicly traded vehicles minus redemptions from our open-ended funds, managed accounts and sub-advised accounts. Operations Management In addition to our operating segments, we have an Operations Management Group (the “OMG”) that consists of shared resource Group groups to support our reportable segments by providing infrastructure and administrative support in the areas of accounting/ finance, operations, information technology, strategy and relationship management, legal, compliance and human resources. The OMG’s expenses are not allocated to our three reportable segments but we consider the cost structure of the OMG when evaluating our financial performance. Our management uses this information to assess the performance of our reportable segments and OMG, and we believe that this information enhances the ability of shareholders to analyze our performance. Our Funds Our Funds refers to the funds, alternative asset companies, co-investment vehicles and other entities and accounts that are managed or co-managed by the Ares Operating Group, and which are structured to pay fees. It also includes funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of ARCC and a registered investment adviser. 38

Glossary (cont’d) Performance Income Performance Income refers to income we earn based on the performance of a fund that is generally based on certain specific hurdle rates as defined in the fund’s investment management or partnership agreements and may be either an incentive fee or carried interest. Permanent Capital Permanent Capital refers to capital of our funds that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law. Such funds currently consist of ARCC, Ares Commercial Real Estate Corporation (“ACRE”) and Ares Dynamic Credit Allocation Fund, Inc. (“ARDC”). Such funds may be required, or elect, to return all or a portion of capital gains and investment income. Realized Income Realized Income or “RI”, a non-GAAP measure, is an operating metric used by management to evaluate performance of the business based on operating performance and the contribution of each of the business segments to that performance, while removing the fluctuations of unrealized income and losses, which may or may not be eventually realized at the levels presented and whose realizations depend more on future outcomes than current business operations. RI differs from net income by excluding (a) income tax expense, (b) operating results of our Consolidated Funds, (c) depreciation and amortization expense, (d) the effects of changes arising from corporate actions, (e) unrealized gains and losses related to performance income and investment performance and (f) certain other items that we believe are not indicative of our operating performance. Changes arising from corporate actions include equity-based compensation expenses, the amortization of intangible assets, transaction costs associated with mergers, acquisitions and capital transactions, underwriting costs and expenses incurred in connection with corporate reorganization. Total Fee Revenue Total Fee Revenue refers to the total of segment management fees, other fees and realized net performance income. Beginning in the third quarter of 2019, Total Fee Revenue was revised to include other fees. Prior year periods have been modified to conform to the current period presentation. 39